UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Intersections Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed August 7, 2014 in order to provide additional details related to its plan in accordance with Item 2.05 of Form 8-K.

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On August 26, 2014, the Board of Directors approved management’s plan designed to streamline operations and generate long-term profitable growth, while reducing costs and improving operational efficiencies.  The Company expects this plan to generate annualized cost savings of between $15-$19 million.  The plan will be implemented in phases over the next 9 months and the Company expects that the benefits will begin to be realized as early as the third quarter of 2014.  The plan will include a reduction in workforce of approximately 50-60 employees, or 9%-11% of the Company’s total employees.

The Company expects to incur charges of approximately $3.5-$3.9 million, before income taxes, principally related to severance and related restructuring fees, which it believes will be largely recognized in the third quarter of 2014.  These charges include the previously disclosed initial charge of approximately $1.7 million.  The Company may incur additional restructuring charges related to the actions described above.  Although the Company cannot currently predict the amount or timing of these other charges at this time, these additional charges could be material.

To the extent required by applicable rules of the Securities and Exchange Commission (the “SEC”), the Company may file one or more further amendments to this Current Report on Form 8-K and/or include such disclosures in future Quarterly Reports on Form 10-Q or its Annual Report on Form 10-K as details of the new plan are refined and estimates of costs and charges are determined or updated.

Statements in this Current Report on Form 8-K relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business and our ability to execute our business strategy.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the SEC, as well as the risk that the Company will not successfully implement the  new plan, the risk that the implementation of the new plan will be delayed, including as a result of labor and employment laws, rules and regulations, the risk that the plan will not result in the anticipated benefits or cost savings, the risk that the new plan will negatively impact the Company’s ability to successfully operate its business or retain its key employees and the risk that the Company’s plans for new product introductions will be successful.  The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

Item 7.01.     Regulation FD Disclosure.

On August 27, 2014, the Company issued a press release regarding the above and posted a Business Update and a reconciliation of certain non-GAAP financial measures on its website (www.intersections.com).  The text of the press release, the update and the reconciliation are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release dated August 27, 2014

99.2	Business Update

99.3	Reconciliation of Non-GAAP Financial Measures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 27, 2014

INTERSECTIONS INC.

By:	/s/ Tracy Ward
Name:	Tracy Ward
Title:	Principal Accounting Officer

 EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 27, 2014

99.2	Business Update

99.3	Reconciliation of Non-GAAP Financial Measures